EXHIBIT 10.46

FIRST AMENDMENT TO NET LEASE

This FIRST AMENDMENT TO NET LEASE (the “First Amendment”) is made and entered into this 23rd day of August, 2013, by and between ROSE ESTATE HOLDINGS, LLC, a Florida limited liability company, whose address is P.O. Box 20047, St Petersburg, Florida 33742 (the “Landlord”) and TV GOODS, INC., a Florida corporation (the “Tenant”), whose address is 14044 Icot Boulevard, Clearwater, Florida 33760 and is made under the following Background Facts:

BACKGROUND FACTS:

A.

Nickel Plate Properties, Inc., a Florida corporation (the “Prior Landlord”) and the Tenant entered into that certain Net Lease dated February 1, 2012 (the “Lease”) pursuant to which the Prior Landlord leased to the Tenant approximately 10,500 gross rental square feet located at 14044 Icot Boulevard, Clearwater, Florida 33760. A true and correct copy of the Lease is attached hereto as Exhibit A.

B.

On or about June 29, 2012, the Prior Landlord assigned the Lease to the Landlord.

C.

The Landlord and Tenant are now desirous of modifying, amending and supplementing the Lease in accordance with this First Amendment.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:

1.

Background Facts. The foregoing Background Facts are true and correct and are incorporated herein by reference.

2.

Extension of Lease Term.  The current term of the Lease ends on January 31, 2015. The Landlord and Tenant hereby agree that the term of the Lease (the “Term”) shall be extended to January 31, 2018. Section 2 of the Lease is hereby amended accordingly.

3.

Base Rent.  Commencing on September 1, 2013, annual base rent shall be adjusted downwards to Six Dollars and Fifty cents ($6.50) per square foot or Sixty Eight Thousand Two Hundred Fifty and no/00 Dollars ($68,250.00) per year, plus applicable sales tax (the “Base Rent”). Accordingly, Base Rent at this adjusted rate shall be paid monthly at the rate of $5,687.50, plus applicable sales tax with the first payment due on September 1, 2013 and on the first (1st) first day of each month thereafter during the Term. Section 5(a) of the Lease is hereby amended accordingly.

4.

PI Adjustment.  Commencing on February 1, 2015 and each year thereafter during the Term, the Base Rent of $68,250.00 shall be increased by the total percentage increase in the Consumer Price Index (C-CPI-U) (the “CPI”), as measured from December to December of the immediately preceding year (using the latest figures available and published) and adding the resultant dollar increase to the aforesaid Base Rent of $68,250.00; provided, however, that if the CPI increase for any twelve-month period is lower than three percent (3%), then the rent adjustment shall be equal to three percent (3%).  In no event shall the Base Rent ever be decreased during the term of this Lease. For purposes of this paragraph 4, the change in CPI for the Base Rent due and payable for the twelve-month period beginning February 1, 2015, shall be measured from December 2013 through December 2014. Section 5(b) of the Lease is hereby amended accordingly.

5.

Assignment. The first sentence of Section 13 of the Lease is hereby replaced with the following: “Except as otherwise provided herein, TENANT shall not assign, mortgage or encumber this lease, in whole or in part, without the prior consent of LANDLORD which consent  the LANDLORD  may withhold  with or without reason. With written  notice to LANDLORD, TENANT may (a) assign this lease (i) to any individual or entity controlling, controlled by or under common control with TENANT, (ii) as part of a sale of substantially all of Tenant’s assets or (iii) in connection with a merger of TENANT with or into another entity; (b) mortgage or encumber this lease to secure indebtedness which is secured by substantially all of Tenant’s assets; and (c) sublet all or any part of the Demised Premises provided that TENANT remains fully and primarily liable hereunder.

6.

Restatement of Lease.  The Landlord and Tenant hereby amend and restate the Lease as it was originally executed, except as modified, supplemented and amended by this First Amendment.  If for any reason the original Lease is declared to be unenforceable, then this First Amendment amends and restates all terms and provisions of the Lease, as modified by this First Amendment. This First Amendment shall have priority in the event of a conflict or inconsistency between any provision of the Lease and this First Amendment.

7.

Counterparts. This First Amendment may be executed in any number of counterparts, all of said counterparts  together constituting  a single instrument. Signatures transmitted by facsimile or e-mail, through scanned and electronically transmitted .pdf or .jpg files, shall have the same effect as the delivery of original signatures and shall be binding upon and enforceable against the parties hereto as if such facsimile or scanned document was an original executed counterpart.

8.

Construction.  Except as amended hereby, the Lease remains in full force and effect.  Landlord’s execution of this First Amendment shall in no way constitute or signify the waiver of any of Landlord’s rights under the Lease. All defined terms used herein shall have the meanings set forth in the Lease, unless separately defined herein.

9.

Modification.  This First Amendment may not be changed, modified, discharged or terminated orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors or assigns.

10.

Authority.  Landlord and Tenant each represent and warrant that the persons executing this Agreement on behalf of such party are duly authorized to execute and deliver this First Amendment on behalf of such party and that this First Amendment is binding upon such party in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

WITNESSES:

LANDLORD:

/s/ Adrian Swaim

ROSE ESTATE HOLDINGS, LLC

Printed Name:  Adrian Swaim

a Florida limited liability company

/s/ Lindsey Trensch

By:  /s/ Manuel S. Rose

Printed Name:  Lindsey Trench

Printed Name:  Manuel S. Rose

Title:  Managing Member

WITNESSES:

TENANT:

/s/ Adrian Swaim

TV GOODS, INC.

Printed Name:  Adrian Swaim

a Florida corporation

/s/ Lindsey Trensch

By:  /s/ Dennis J. Healey

Printed Name:  Lindsey Trench

Printed Name:  Dennis Healey

Title:  Chief Financial Officer

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EXHIBIT “A”

NPP

NICKELPLATE

PROPERTIES

December 5, 2011

It is agreed that any difference between the forgoing lease between:

Landlord:  Nickel Plate Properties, Inc., a Florida Corporation

Tenant:  TV Goods, Inc., a Florida Corporation

and attached letter dated 12/5 labeled “Exhibit A” that the letter shall be deemed the controlling document.

LANDLORD:

/s/ Manuel S. Rose

TENANT:

/s/ Dennis J. Healey

Corporate Office:  1414 West Swann Ave., Suite 150, Tampa, FL 33606    Tennessee Office: 1201 Camellia Trace Drive, Maryville, TN 37801

Phone:  :813.579.2014 /  Fax: 813.835.4197 / www.npprop com

NET LEASE

between

LANDLORD:

NICKEL PLATE PROPERTIES, INC., a Florida corporation

TENANT:

TV GOODS, INC., a Florida corporation

Prepared By.

Joseph J. Sorota, Jr.

JOSEPH J. SOROTA, JR., P.A.

29750 U.S. Highway 19 North, Suite 200

Clearwater, Florida 33761

Telephone:(727) 785-9994

Fax:(727) 785-0001

NET LEASE

This LEASE made and entered into as of the 1st day of February 2012, by and between NICKEL PLATE PROPERTIES, INC., a Florida corporation, whose address is 1414 West Swann Avenue, Suite 150 Tampa, Florida 33606, (hereinafter referred to as “LANDLORD”) and TV GOODS, INC., a Florida corporation, whose address is 14044 Icot Boulevard, Clearwater, Florida 33760, (hereinafter referred to as “TENANT”).

WITNESSETH:

WHEREAS, the TENANT previously was leasing the Premises under the terms of a SubLease, which SubLease expires on January 31, 2012; and

WHEREAS, the primary leases either have or will expire and LANDLORD and TENANT wish to establish a direct LANDLORD/TENANT relationship; and

WHEREAS, the TENANT wishes to enter into this new lease directly with LANDLORD on the terms and conditions set forth below;

NOW, THEREFORE, for and in consideration of rents reserved herein and the mutual covenants and promises contained herein LANDLORD and TENANT hereby covenant, promise and agree as follows:

SECTION 1.

Premises.

LANDLORD hereby leases to TENANT, and TENANT hereby rents from LANDLORD, those certain premises, consisting of approximately 10,500 gross rental square feet MOL located at 14044 Icot Boulevard, Clearwater, Florida 33760, as improved by a building (the “Building”), all of which taken together are hereinafter called the “Demised Premises” or “Premises” as shown as parcel “B” on the plan attached hereto Exhibit “A”.

SECTION 2.

Term.

The term of this Lease shall be for a period of thirty-six (36) months, commencing as provided in Section 3 below.

SECTION 3.

Commencement Date.

The term of this Lease shall commence upon the first day of February 2011 immediately following the expiration of the Tenant’s previous Sublease. TENANT shall, upon request by LANDLORD, execute and deliver to LANDLORD a written declaration in recordable form (1) ratifying this lease; (2) expressing the commencement and termination dates thereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be (4)that all conditions under this Lease to be performed by LANDLORD have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the LANDLORD, or stating those claimed by

TENANT; (6) the amount of advance rental, if any (or none if such is the case), paid by TENANT; (7) the date to which rental has been paid; and (8) the amount of security deposited with LANDLORD. Such declaration shall be executed and delivered by TENANT from time to time as may be requested by LANDLORD, Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon same.

SECTION 4.

Use.

TENANT shall use the Demised Premises for office, manufacturing and distribution purposes in connection with its business. TENANT shall not use or permit or suffer the use of the Demised Premises for any other business or purpose, without Landlord’s consent.

SECTION 5.

Rent.

(a)

The fixed minimum annual rent during the term of thirty-six (36) months of this Lease payable by TENANT shall be Nine Dollars per square foot or Ninety-Four Thousand Five Hundred Dollars ($94,500.00) payable in advance in equal monthly installments of Seven Thousand Eight Hundred Seventy Five US ($7,875.00) on 1116 first day of each month, together with sales or use tax imposed by the State of Florida.

(b)

The annual rent for the second and third years of the term shall be increased by the percentage increase in the U.S. Consumer Price Index (CPI-U) said increase to occur on the 2nd and 3rd anniversary date of lease, with the initial annual rent being multiplied with a fraction, the numerator of which shall be the U.S. Consumer Price Index (CPI·UP for the month of January preceding the anniversary date and the denominator of which shall be the U.S. Consumer Price Index (CPIUP) for January, 2012. The rent shall be paid to the LANDLORD without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution, or reduction.

SECTION 6.

Additional Rent.

(a)

In addition to the foregoing minimum rent, all other payments to be made by TENANT to LANDLORD shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such; and shall be due and payable on demand or together with the next succeeding installment of rent, whichever shall first occur; and LANDLORD shall have the same remedies for failure to pay the same as for a nonpayment of rent. LANDLORD, at its election, shall have the right to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of TENANT to perform any of the provisions of this Lease, and in the event LANDLORD shall at its election pay such sums or do such acts requiring the expenditure of monies. TENANT agrees to pay LANDLORD. upon demand, all such sums, and the sum so paid by LANDLORD, shall be deemed additional rent and be payable as such.

(b)

TENANT shall also pay the following expenses:  real estate taxes, property insurance, lawn maintenance, and ICOT association fees, all of such items collectively shall be known as “Operating Expenses”. Prior to January 31st of each year, LANDLORD shall furnish to TENANT, Landlord’s estimate of the additional rent with respect to the coming year, that is, the real estate taxes, premium for property insurance, estimated lawn maintenance, and ICOT

Net Lease

association fees. TENANT will then pay to LANDLORD on the first day of each month as additional rent an amount equal to one twelfth (1112) of Landlord’s estimate of the additional rent. Until LANDLORD shall furnish a revised estimate to the TENANT, TENANT shall continue to pay to LANDLORD on the first day of each month an amount equal to the additional rent payable the preceding month. Said additional rent shall be adjusted after the end of the year to reflect the actual expenditures incurred, and any shortage shall be billed to TENANT, and any overpayment shall be credited to TENANT. The obligation of the TENANT with respect to the payment of all rent shall survive termination of the lease.

SECTION 7.

Place of Payments; Late Charges.

(a)

All payments required to be made and all notices required to be given by TENANT to LANDLORD shall be delivered to the office of LANDLORD at Post Office Box 891, Safety Harbor, Florida 34695, without any prior demand for the same. and without deduction, withholding or offset.

(b)

In the event the payment of any installation of rent due hereunder is received 10 days after the due date, LANDLORD shall be entitled to receive a late charge in the amount of $150.00 or five percent (5%), whichever is greater, to cover its additional cost of bookkeeping) servicing and notification of the TENANT. This late charge shall be in addition to any other right to payments or otherwise due LANDLORD under this Lease.

SECTION 8.

No Partnership.

In no event shall Landlord be construed, held or become in any way or for any purpose a partner, associate or joint venturer of TENANT or any party associated with TENANT in the conduct of its business or otherwise.

SECTION 9.

Tenant’s Improvements and Fixtures.

All trade fixtures as distinguished from leasehold improvements owned by the TENANT and installed in the Demised Premises shall remain the property of the TENANT and may be removed at the expiration of the term. If TENANT is in default at the expiration of the term, LANDLORD shall have the benefit of any applicable Landlord’s lien on Tenant’s property located in or on the Demised Premises as may be permitted under the laws of the state of Florida. Any damages caused by the removal of such trade fixtures or apparatus shall be repaired immediately, in a good professional workmanlike manner at Tenant’s expense.

SECTION 10.

Tenant’s Installations and Alterations.

TENANT currently occupies the Demised Premises and agree to take the space on an “as is” basis. TENANT shall not do any construction work or alterations, nor shall TENANT install any equipment, without first obtaining Landlord’s approval and consent. TENANT shall present to LANDLORD plans and specifications for such work in accordance with local and state statute, codes and zoning at the time approval is sought. TENANT shall not commence any such work without first delivering to the LANDLORD a policy or policies of compensation, liability and property damage insurance, naming LANDLORD as additional insured, in limits and with companies acceptable to the LANDLORD, as well as a completion bond in a form and issued by

Net Lease

a surety company acceptable to the LANDLORD. Any alterations, additions, improvements and fixtures installed or paid for by the TENANT upon the interior or exterior of the Demised Premises, other than unattached moveable trade fixtures and decorations, shall upon the expiration or earlier termination of this Lease become the property of the LANDLORD.

SECTION 11.

Compliance with Laws.

(a)

TENANT shall, at its own cost and expense: (a) comply with all governmental laws, ordinances, orders and regulations affecting the Demised Premises now in force or which hereafter may be in force; (b) comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, Landlord’s insurance companies and other organizations establishing insurance rates; (c) not suffer, permit or commit any waste or nuisance; (d) not conduct any auction, distress, fire or bankruptcy sale; and (e) install fire extinguishers in accordance with insurance requirements.

(b)

TENANT shall not. without the prior written consent of LANDLORD, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises or in the Building. As used in this Lease, “Hazardous Materials(s)” shall mean any hazardous, toxic or radioactive substance; material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, biohazards, medical hazards, petroleum products and the terms “Hazardous Substance” and “Hazardous Waste” as defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

SECTION 12.

Signage.

TENANT will have the right to place one or more signs either on the building containing the Demised Premises or on the pylon at the entrance to the complex containing the Demised Premises, provided that such signage and its location is approved by the LANDLORD and is in accordance with the rules and regulations and approval, if required, of the Rubin ICOT Center association.

SECTION 13.

Assignment.

TENANT shall not assign, mortgage or encumber this lease, in whole or in part or sublet all or any part of the Demised Premises without the prior consent of LANDLORD which consent the LANDLORD may withhold with or without reason. The consent by LANDLORD to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this lease be assigned or if the Demised Premises or any part thereof be occupied by anybody other than TENANT, LANDLORD may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, undeleting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, undertenant as TENANT, or as a release of TENANT from the further performance by TENANT of the provisions on its part to be observed or performed herein. Notwithstanding any

Net Lease

assignment or sublease, TENANT shall remain fully and primarily liable hereunder and shall not be released from performing any of the terms of this Lease.

SECTION 14.

Repairs.

LANDLORD shall not be required to make any repairs or improvements of any kind upon the Demised Premises except for necessary structural repairs. TENANT has inspected the Demised Premises and determined that they are presently in good or acceptable condition. TENANT shall, at its own cost and expense, take good care of and make necessary repairs, or replacement, if necessary, to the interior of the Demised Premises, including interior walls, columns, partitions, door frames and windows. In addition, TENANT shall promptly repair any portion of the Demised Premises, which is damaged as a result of the negligent acts or omissions of TENANT, its employees, business invitees or customers. Provided, however, that the TENANT shall be responsible for maintaining and servicing and repairing the mechanical systems in the building, other than the HVAC system. With respect to the HVAC system, Tenant’s repair casts shall be capped at Two Thousand Five Hundred Dollars ($2,500.00) per year.

SECTION 15.

Tenant’s Failure to Repair.

If TENANT (a) refuses or neglects to make repairs or replacements, or (b) if LANDLORD is required to make exterior or structural repaint by reason of Tenant’s negligent acts or omissions, LANDLORD shall have the right, but shall not be obligated to make such repairs on behalf of and for the account of TENANT. In such event, such work shall be paid for in full by TENANT as additional rent promptly upon receipt of a bill therefore.

SECTION 16.

Liens.

Should any mechanic’s or other lien be filed against the Demised Premises or any part thereof for any reason whatsoever by reason of Tenant’s acts or omissions or because of a claim against TENANT, TENANT shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by LANDLORD.

SECTION 17.

Utilities.

From the Commencement Date of this Lease, TENANT shall be responsible for all utilities including, but not limited to, water, sewer, electric utility services, gas, and telephone or Internet services furnished to the Demised Premises. Additionally, TENANT will be responsible for trash removal, cleaning and maintenance of the Demised Premises.

SECTION 18.

Taxes.

TENANT will be responsible for and pay all real property taxes, excluding extraordinary and/or special assessments, hereinafter collective referred to as “Taxes”, which may be levied or assessed by the lawful taxing authorities against the land, buildings and all other improvements in the Demised Premises.

TENANT will have the right, at its own cost and expense, to contest the amount of the assessment with respect to any proposed real estate taxes.

Net Lease

SECTION 19.

Insurance.

(a)

TENANT shall maintain worker compensation insurance as required by statute, and TENANT may, at Tenant’s election, maintain an “all-risk” property damage insurance covering Tenant’s personal property, business records, fixtures and equipment for, damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts TENANT shall deem appropriate. TENANT shall, as part of additional rent, maintain during the term comprehensive (or commercial) general liability insurance) with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. TENANT shall also, as part of additional rent, maintain during the term worker compensation insurance as required by statute, as well as primary, non-contributory, extended coverage or “all-risk” property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Building (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant’s insurance and subject to reasonable deductible amounts), or such other amount LANDLORD shall deem appropriate. TENANT agrees upon written request of LANDLORD to obtain other insurance as reasonably required by Landlord’s lender. By this article, LANDLORD and TENANT·intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided TENANT hereby agrees to look solely to, and seek recovery only from, Tenant’s insurance carriers. All personal property located in the Premises shall be there at Tenant’s sole risk. Neither the LANDLORD nor its agents shall be liable for to either the person or the property or TENANT, or for the loss or interruption of business.

(b)

All policies of insurance provided for in Section 19 (a) shall be issued in form reasonably acceptable to LANDLORD by insurance companies with general policy holder’s rating of not less than VII and a financial rating not lower than A- as rated in the most current available “Best’s” Insurance Reports, and qualified to do business in the State of Florida. Each policy obtained by the TENANT:

(i)  shall name LANDLORD, and if requested, Landlord’s lender(s) as additional insured thereunder.

(ii)  shall (or a certificate thereof shall) be delivered to each of LANDLORD and any such other parties in interest within ____ days (if left blank, 10 days) prior to delivery of possession of the Premises to TENANT and thereafter within ____ days (if left blank, 30 days) prior to the expiration of each policy, and, as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

(iii)  shall contain a provision that the insurer will give to LANDLORD and such other parties in interest at least, the notice specified above in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction, in the amounts, of insurance; and

Net Lease

(iv)  shall be written as a primary policy, which does not contribute to and is not in excess of coverage, which LANDLORD may carry.

(c)

Any insurance provided for in Section 19(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insured.

(d)

TENANT agrees to permit LANDLORD at reasonable business hours, upon reasonable prior notice, to inspect the policies of insurance of TENANT with respect to the Premises for which policies or copies thereof are not delivered to LANDLORD.

(e)

Tenant’s insured property shall be subject to an annual review or appraisal by someone acceptable to both TENANT and LANDLORD to determine one hundred percent (100%) replacement cost so that adequate insurance coverage can be maintained. IF Tenant’s insurance coverage is determined to be inadequate, the cost of such review shall be at Tenant’s expense.

(f)

Waiver of Subrogation.  Notwithstanding anything to the contrary contained in this lease, LANDLORD and TENANT hereby waive and release each other of and from any and all liability from claims and losses from which LANDLORD or TENANT, as the case may be, is or may be held liable to the other party·to the·extent that LANDLORD or TENANT receives insurance proceeds or any account thereof, and LANDLORD and TENANT hereby waive their respective insurance carriers’ right to any subrogation rights, if any, pursuant to the insurance policies required to be carried by LANDLORD and TENANT pursuant to this lease. However, the release of liability hereunder and the subrogation waiver requirements shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased costs, the other party shall have the right, within thirty (30) days following written notice thereof; to pay such increased costs, and thereby keeping such release and waiver in full force and effect). Upon request LANDLORD and TENANT shall provide the other with evidence that their respective insurance carriers shall honor the waiver of subrogation set forth in this Section 19 or cause their insurance carriers to issue appropriate waiver of subrogation endorsements to the insurance policies required pursuant to this lease.

SECTION 20.

Liability.

(a)

TENANT shall indemnify LANDLORD and save it harmless from suits, actions, damages, liability and expense, including attorney’s fees and costs, in connection with loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of TENANT, its agents, contractors, employees, servants, invitees, licensees or concessionaires, except in the case of negligence on the part of LANDLORD or its agents or employees.

(b)

TENANT shall store its property in and shall occupy the Demised Premises at its own risk and releases LANDLORD, to the full extent permitted by law, from all claims of every kind, resulting in loss of life, personal or bodily injury or property damage.

Net Lease

(c)

LANDLORD shall not be responsible nor liable at any time for any loss or damage to Tenant’s merchandise, equipment, fixtures, other personal property of TENANT or to Tenant’s business;

(d)

LANDLORD shall not be responsible nor liable to TENANT or to those claiming by, through or under TENANT for adjacent, connecting or adjoining premises.

(e)

LANDLORD shall not be responsible nor liable to TENANT for any defect, latent or otherwise, in any building in the Demised Premises or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of TENANT or other person caused by or resulting from bursting, breakage, or by or from leakage, steam, running, backing up, seepage, or the overflow of water or sewerage in any part of said premises or for any injury or damage caused by or resulting from any defect or act or omission in the occupancy, construction, operation or use of any of said premises, building. Machinery, apparatus or equipment by any person or by or from the acts of negligence of any occupant of the premises.

(f)

TENANT shall give prompt notice to LANDLORD in case of fire or accidents in the Demised Premises or defects therein or in any fixtures or equipment.

(g)

TENANT shall also pay all costs, expenses and reasonable attorney’s fees that may be incurred or paid by LANDLORD in enforcing the terms of this lease.

SECTION 21.

Insured’s Waiver Notice.

Any insurance procured by TENANT as herein required shall be issued in the name of LANDLORD and TENANT by a company licensed to do business in the state where the Demised Premises are located and shall contain endorsements that (a) such insurance may not be canceled or amended with respect to LANDLORD by the insurance company; and (b) TENANT shall be solely responsible for payment of premiums for such insurance; and ‘(c): in the event of payment of any loss covered by such policy, LANDLORD shall be paid first by the insurance company for its loss; and (d) TENANT waives its right of subrogation against LANDLORD for any reason whatsoever, and any insurance policies herein required to be procured by TENANT shall contain an express waiver of any right of subrogation by the insurance company against the LANDLORD. The original policy of all such insurance shall be delivered to LANDLORD by TENANT within ten (10) days of inception of such policy by the insurance company. The minimum limits of any insurance coverage required herein shall not limit Tenant’s liability under Section 20.

SECTION 22.

Increase in Insurance Premiums.

If TENANT shall use or sell any article or do anything in or about the Demised Premises which will increase any insurance rates and premiums on the Demised Premises, payable by LANDLORD, TENANT shall be responsible for and pay such increase.

Net Lease

SECTION 23.

Destruction.

If the Demised Premises shall be partially damaged by any casualty insurable under the Landlord’s insurance policy LANDLORD shall, upon receipt of the insurance proceeds, repair the same, and the minimum rent shall be abated proportionately as to that portion of the Demised Premises rendered untenantable. If the Demised Premises (a) by reason of such occurrence is rendered wholly untenantable or (b) should be damaged as a result of a risk which is not covered by Landlord’s insurance or (c) should be damaged in whole or in part during the last year of the term then or in any of such events, LANDLORD may either elect to repair the damage or may cancel this lease by notice of cancellation within one hundred eighty (180) days after such event and thereupon this lease shall expire, and TENANT shall vacate and surrender the Demised Premises to LANDLORD. Tenant’s liability for rent upon the termination of this lease shall cease as of the day following the event or damage. In the event LANDLORD elects to repair the damage insurable under Landlord’s policies, any abatement of rent shall end five (5) days after notice by LANDLORD to TENANT that the Demised Premises have been repaired. Nothing in this paragraph shall be construed to abate additional rents but the computation of such rent shall be based upon the revised minimum rent as the same may be abated. If the damage is caused by the negligence of TENANT or its employees, agents, invitees, concessionaires there shall be no abatement of rent. Unless this lease is terminated by LANDLORD, TENANT shall repair and refixture the interior of the Demised Premises in manner and to at least a condition equal to that existing prior to its destruction or casualty and the proceeds of all insurance carried by TENANT on its property and improvements shall be held by TENANT for the purpose of said repair or replacement

SECTION 24.

Condemnation.

(a)

Total: If the whole of the Demised Premises shall be acquired or taken by eminent domain for any public or quasi-public use or purpose then this lease and the term herein shall cease and terminate as of the date of title vesting in such proceeding.

(b)

Partial: If any part of the Demised Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of TENANT (except for the amount of floor space), then this lease and the term hereof shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the premises unsuitable for the business of TENANT, then this lease shall continue in effect except that the minimum rent shall be reduced in the same proportion that the floor area of the Demised Premises taken bears to the original floor area demised and LANDLORD shall upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Demised Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by LANDLORD in originally constructing said building, nor shall LANDLORD in any event be required to spend for such work an amount in excess of the net amount received by LANDLORD as damages for the part of the Demised Premises so taken. “Net Amount received by LANDLORD” shall mean that part of award in condemnation after deducting all expenses in connection with the condemnation proceedings, which is free and clear to LANDLORD of any collection by mortgagees for the value of the diminished fee. (c) If more than twenty (20) percent of the floor area of the building in which the Demised Premises are located shall be taken as

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aforesaid LANDLORD may, by written notice to TENANT, terminate this lease, such termination to be effective as aforesaid. (d) If this lease is terminated as provided in this paragraph the rent shall be paid to the day that possession is so taken by public authority and LANDLORD shall make an equitable refund of any rent paid by TENANT in advance. (e) Award: TENANT shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee, although TENANT shall have the right, to the extent that the same shall not reduce Landlord’s award, to claim from the condemnor, but not from LANDLORD, such compensation as may be recoverable by TENANT in its own right for damage to Tenant’s business and fixtures, if such claim be made separate and apart from my award to LANDLORD and without prejudice to Landlord’s award.

SECTION 25.

Past-Due Rent.

If TENANT shall fail to pay, after notice has been given as provided in Section 27 below, any minimum rent or other amounts or charges to be paid to LANDLORD by TENANT, as provided in this lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of ten (10%) percent per annum.

SECTION 26.

Accord and Satisfaction.

No payment by TENANT or receipt of LANDLORD of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in the lease provided.

In the event this lease requires TENANT to submit payments monthly for items other than the minimum rent (examples-maintenance contributions, insurance payments and real estate tax payments) and in the event TENANT submits a payment of less than the total combined amount of all of said payments, then the LANDLORD shall have the option to credit said payment towards any of said items it so desires, notwithstanding any specification of TENANT.

SECTION 27.

Default

If the TENANT shall default in the payment of any rent reserved for a period of five (5) days after notice of such default is given by the LANDLORD to the TENANT, or if default shall be made by TENANT in any of the other covenants and agreements herein contained to be kept and fulfilled on the part of the TENANT for a period of ten (10) days after notice of such default is given by the LANDLORD to the TENANT without action by the TENANT to remedy such default and continuance of such action to remedy such default to conclusion with reasonable diligence or if the TENANT shall file a voluntary petition in bankruptcy or take the benefit of any insolvency act or be dissolved or adjudicated a bankrupt, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, or if the Tenant’s interest herein shall be sold under execution, then forthwith thereafter the

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LANDLORD shall have the right, at his option and without prejudice to his rights hereunder, to terminate this lease and to re-enter and take possession of the Demised Premises, or the LANDLORD, without such re-entry may recover possession of the Demised Premises in the manner prescribed by the statute relating to summary process, and any demand for rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which the TENANT may be entitled, in such event, are hereby specifically waived; and that after default made in any of the covenants contained herein, the acceptance of rent or failure to re-enter by the LANDLORD shall not beheld to be a waiver of its right to terminate this lease, and the LANDLORD may re-enter and take possession thereof the same as if no rent had been accepted after such default. In addition thereto, on the happening of any of the events hereinabove referred to, the LANDLORD may, at his option, declare immediately due and payable all the remaining installments of rent herein provided for and such amount, less the fair rental value of the premises, for the residue of said term shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership. For purposes of this p graph “fair rental value” of the premises shall be deemed to be, at any time during the term of this lease, seventy five (75%) percent of the minimum rent provided in Section 5 above.

SECTION 28.

Access to Premises.

LANDLORD shall have the right to place, maintain and repair all utility equipment of any kind in, upon or under the Demised Premises as may be necessary for the servicing of the Demised Premises. LANDLORD shall also have the right to enter the Demised Premises at all times to inspect or to exhibit the same to prospective purchasers) mortgagees, and TENANTS and to make such repairs, additions, alterations or improvements as·LANDLORD may deem desirable.·LANDLORD shall be allowed to take all material in, to and upon said premises that may be required therefore without the same constituting an eviction of TENANT in whole or in part and the rents reserved shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant’s business or otherwise and TENANT shall have no claim for damages. If TENANT shall not be personally present to permit any entry into said premises when for any reason an entry therein shall be permissible, LANDLORD may enter the same by a master key or by the use of force without incurring liability therefore and without in any manner affecting the obligations of this lease. The provisions of this paragraph shall in no wise be construed to impose upon LANDLORD any obligation whatsoever for the maintenance or repair of the building or any part then: of except as otherwise herein specifically provided.

SECTION 29.

Subordination.

At the option of LANDLORD or any mortgagee, this lease and the Tenant’s interest hereunder shall be subject and subordinate to any mortgage, deed of trust, ground or underlying leases, or any method of financing or refinancing now or hereafter placed against the land, and/or the Demised Premises and/or any and all of the buildings now or hereafter built or to be built by LANDLORD and to all renewals, modifications, replacements, consolidations and extensions thereof.

If the holder of record of the first mortgage covering the Demised Premises shall have given prior written notice to TENANT that it is the holder of said first mortgage and that such notice includes the address at which notices to such mortgagee arc to be sent, then TENANT

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agrees to give to the holder of record of such first mortgage notice simultaneously with any notice given to LANDLORD to correct any default or LANDLORD as hereinabove provided, and agrees that the holder of record of such first mortgage shall have the right, within sixty (60) days after receipt of said notice, to correct or remedy such default before TENANT may take any action under this lease by reason of such default.

SECTION 30.

Attornment.

TENANT shall in the event of the sale or assignment of Landlord’s interest in the Demised Premises, or in the event of any proceedings brought for the foreclosure of) or in the event of exercise of the power of sale under any mortgage made by LANDLORD covering the Demised Premises, attorn to the purchaser or foreclosing mortgagee and recognize such purchaser or foreclosing mortgagee as LANDLORD under this lease.

SECTION 31.

Attorney-in Fact.

TENANT shall, within ten (10) days after written request from LANDLORD, execute and deliver to LANDLORD such instruments to evidence the intent of Sections 29 and 30. TENANT hereby irrevocably appoints LANDLORD as attorney-in-fact for TENANT with full power and authority to execute and deliver such instrument for and in the name of TENANT. If TENANT shall not have executed and delivered such instrument as aforesaid, and Tenant’s actual execution is required by the party requesting the instrument(s), LANDLORD may cancel this lease without incurring any liability on account thereof and the term hereby granted is expressly limited accordingly.

SECTION 32.

Quiet Enjoyment.

TENANT, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Demised Premises subject, nevertheless, to the terms of this Lease and to any mortgage, ground lease or agreements to which this lease is subordinated.

SECTION 33.

Force Majeure.

LANDLORD shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord’s control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasions, rebellions, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God.

SECTION 34.

End of Term.

At the expiration of this lease, TENANT shall surrender the Demised Premises in the same condition as it was in upon delivery of possession thereto under this lease, reasonable wear and tear excepted, and shall deliver all keys and combinations to locks, safes and vaults to LANDLORD. Before surrendering said premises, TENANT shall remove all its personal property including all trade fixtures, and shall repair any damage caused thereby. Tenant’s

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obligations to perform this provision shall survive the end of the term of this lease. If TENANT fails to remove its property upon the expiration of this lease the said property shall be deemed abandoned and shall become the property of LANDLORD.

SECTION 35.

Holding Over.

Any holding over after the expiration of this term or any renewal term shall be construed to be a tenancy at will at the rents herein specified (prorated on a daily basis) and shall otherwise be on the terms herein specified end by statute so far as applicable.

SECTION 36.

No Waiver.

Failure of LANDLORD to insist upon the strict performance of any provision of this lease or to exercise any option or any rules and regulations herein contained shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by LANDLORD of rent with knowledge of the breach of any Provision of this lease shall not be deemed a waiver of such breach. No provision of this lease shall be deemed to have been waived unless such waiver be in writing signed by LANDLORD. No payment by TENANT or receipt by LANDLORD of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check of any letter accompanying any check or payment as rent to be deemed an accord and satisfaction and LANDLORD may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent pursue any other remedy in this lease provided.

SECTION 37.

Notices.

All notices and other communications between the parties hereto permitted or required by the provisions of this lease shall be sent by certified mail, return receipt requested, postage paid, to the addresses as shown:·

LANDLORD:

NICKEL PLATE PROPERTIES, INC.

1414 West Swann Avenue, Suite 150

Tampa, Florida 33606

TENANT:

TV GOODS, INC.

14044 Icot Boulevard

Clearwater, Florida 33760

SECTION 38.

Recording.

TENANT shall not record this lease but will, at the request of LANDLORD, execute a memorandum or notice thereof in recordable form satisfactory to both the LANDLORD and TENANT specifying the date of commencement and expiration of the term of this lease and other information required by statute, Either LANDLORD or TENANT may then record said memorandum or notice of lease.

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SECTION 39.

Partial Invalidity.

If any provision of this lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this lease or the application of such provision to persons or circumstances other that those as to which it is held invalid shall not be affected thereby and each provision of this lease shall be valid and enforced to the fullest extent permitted by law.

SECTION 40.

Broker’s Commission.

It is understood by both LANDLORD and TENANT that Commercial Partners Realty Inc. (the Agent”) is a broker representing the interest of the LANDLORD and will be compensated with the fee of four percent (4%) of the aggregate lease value, said amount to be paid by the LANDLORD at the time of the lease execution.

SECTION 41.

Successors and Assigns.

Except as otherwise expressly provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successor, and assigns. Each provision to be performed by TENANT shall be construed to be both a covenant and a condition, if there shall be more than one TENANT, they shall all be bound jointly and severally, by these provisions. In the event of any sale of the Demised Premises, or of a sale or lease of Landlord’s interest in the lease, LANDLORD shall be entirely relieved of all obligations hereunder. “LANDLORD” shall be deemed to be the LANDLORD in possession of the Demised Premises from time to time as fee owner or as ground lessee under a ground lease.

SECTION 42.

Entire Agreement.

This lease and the Exhibits, Riders and/or Addenda, any attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendments to this lease shall be binding upon LANDLORD or TENANT unless reduced to writing and signed. Submission of this lease for examination does not constitute an option for the Demised Premises and becomes effective as a lease only upon execution Slid delivery thereof by LANDLORD to TENANT. If any provision contained in a rider or addenda is inconsistent with any other provision of this lease, the provision contained in said rider or addenda shall supersede said other provision. It is herewith agreed that this lease contains no restrictive covenants or exclusives in favor of TENANT.

SECTION 43.

Captions.

The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this lease.

SECTION 44.

Limitation of Liability.

Anything in this lease to the contrary notwithstanding, TENANT agrees that he shall look solely to the estate and property of the LANDLORD in the land and buildings comprising the Demised Premises and subject to the prior rights of any mortgagee of the premises and subject to

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Landlord’s rights under a leasehold interest, if any for the collection of any judgment (or other judicial process) requiring the payment of money by LANDLORD in the event of any default or breach by LANDLORD with respect to any of the terms, covenants and conditions of this lease to be observed and/or performed by LANDLORD, and no other assets of the LANDLORD shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

SECTION 45.

Definitions of “LANDLORD” and “TENANT”.

If there should be more than one LANDLORD or TENANT, the covenants of the LANDLORD or of the TENANT shall be joint and several obligations of each of them, and if the LANDLORD or TENANT are partners, the covenants of the LANDLORD or the TENANT shall be the joint and several obligations of each of the partners and the obligations of the partnership. In construing this Indenture, feminine or neuter pronouns shall be substituted for those of masculine form and vice versa, and the plural for singular, and the singular for plural in any place in which the context may require.

SECTION 46.

Governing Law.

This lease shall be construed, and the rights and obligations of LANDLORD and TENANT shall be determined, according to the laws of the state of Florida.

SECTION 47.

Pre-Judgment Remedy, Redemption, Counterclaim and Jury Trial.

The TENANT, for itself and for all persons claiming through or under it, hereby acknowledges that this lease constitutes a commercial transaction and hereby expressly waives any and all rights which are or maybe conferred upon the TENANT to any notice or hearing prior to a pre-judgment remedy. TENANT further waives any and all rights it may acquire by a present or future law to redeem the said premises, or to any new trial in any action of ejection under any provision of law, after re-entry thereupon, or upon any part thereof, by the LANDLORD, or after any warrant to dispossess or judgment for ejection. If the LANDLORD shall acquire possession of the said premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of the word as used in this lease. In the event that the LANDLORD commences any summary proceedings or action for nonpayment of rent or other charges provided for in this lease, the TENANT shall not impose any counter claim of any nature or description in any such proceedings or action. The TENANT and the LANDLORD both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this lease, or any of its provisions.

SECTION 48.

Rules and Regulations.

TENANT hereby covenants and agrees that at all times during the term of this Lease to comply with all the rules and regulations of the Rubin ICOT Center association.

(continued on next page)

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Signed, Sealed and Delivered in

the presence of:

TENANT:

______________________

TV GOODS, INC., a Florida corporation

Witness #1

By:  /s/ Steve Rogai

______________________

        President

Witness #2

LANDLORD:

NICKEL PLATE PROPERTIES, INC.,

a Florida corporation

______________________

Witness #1

By:  /s/ Andrew Ingersoll

Andrew Ingersoll, President

______________________

Witness #2

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EXHIBIT A

December 5, 2011	Email Transmittal steve@tvgoods.com

Mr. Steve Rogai

TV Goods, Inc.

14044 ICOT Blvd.

Clearwater, Fl. 33760

Re:

Lease proposal

Dear Steve:

Thanks for meeting with Andrew Ingersoll to discuss your lease. Below are the highlights of our conversation to extend your current lease under these general terms and conditions:

Lessor:

Nickel Plate Properties, Inc.

Lessee:

TV Goods, Inc.

Location:

14044 ICOT Blvd., Clearwater, Florida

Description:

Total of 10,500 rentable square feet (M.O.L.).

Lease Structure:

Triple Net

Term:

Three years

Lease Rate:

Base Rent will be $9.00 psf: plus operating expenses and applicable sales tax.

Operating Expenses:

The current annual Operating Expenses are: real estate taxes $14,377 Property Insurance- $10,900, Lawn maintenance- $2,400 and ICOT Association fee - $976

Escalations:

Base rent will increase by three percent (3%) annually.

Commencement:

February 1, 2012, which follows the expiration of the sublease.

Concession:

January Base Rent is abated

Improvements:

Lessee will take the space on an “as-is” basis.

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Operating Expenses:

Lessee is responsible for Real Estate Taxes, Building Insurance and Lawn Maintenance.

Use:

General office, manufacturing and distribution.

Air Conditioning:

Landlord is responsible for maintain and servicing and repairing the mechanical systems of the building.

Disclosures:

It is understood that Commercial Partners Realty, Inc. (Agent) is a Broker representing the interest of the Lessor and will be compensated with a fee of 4% of the aggregate lease value paid at lease execution and paid by the Lessor.

Non-Binding:

This proposal is to express the mutual intent of the Lessor and Lessee to lease the aforementioned property, but is not a binding contract. The transaction will be subject to mutually accepted and fully executed documents by all parties.

If these terms and conditions are acceptable then please have an authorized representative sign below and return a copy to me by September 30, 2011. The Lessor will prepare and deliver a lease extension for review and signature. Thank you for your attention to this matter.

Sincerely,

COMMERCIAL PARTNERS REALTY, INC.

Lessee:  /s/ Steve Rogai

Scott M. Clendening, P.A.

Title:  CEO/President

Broker/President

Date:  12/6/11

Cc:

Andrew Ingersoll

ASSIGNMENT AND ASSUMPTION OF LEASES

The parties to this Assignment and Assumption of Leases (this “Assignment”) are Nickel Plate Properties, Inc., a Florida corporation (“Assignor”) and Rose Estate Holdings, LLC, a Florida limited liability company (“Assignee”) whose mailing address is P.O. Box 20047, St Petersburg, FL 33742.

WHEREAS, Assignor or Assignor’s predecessors in title heretofore entered into certain leases (the “Leases”) with tenants covering a portion of the real property situation in Pinellas County, Florida (the “Property”) and described on Exhibit A attached hereto and incorporated herein by reference.

WHEREAS, Assignee has purchased the Property from Assignor, and in connection therewith, Assignor desires to assign to Assignee and Assignee desires to assume from Assignor, the Leases, and all of the rights, benefits and privileges of the lessor thereunder.

NOW THEREFORE, in consideration of the foregoing and the agreements and covenants herein set forth, the sum of TEN AND NO/100 DOLLARS ($10.00, and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee all of the lessor’s and landlord’s interest in the Leases pertaining to the Property effective as of the date hereof, and all security, cleaning and/or other tenant deposits held by Assignor in connection therewith, but subject to all terms, conditions, reservations and limitations set forth in the Leases (Assignor’s interest in and to all such Leases, properties, rights and interests, subject as aforesaid, being hereinafter collectively referred to as the “Assigned Leases”).

TO HAVE AND TO HOLD all and singular the Assigned Leases unto Assignee, and Assignee’s legal representatives, successors and assigns forever, and Assignor does hereby bind Assignor, and Assignor’s successors, to warrant and forever defend all and singular the Assigned Leases unto Assignee, and Assignee’s legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Assignor, but not otherwise.

1.

Assignor hereby warrants and covenants to Assignee that (a) Assignor is the owner of all of the Leases, (b) Exhibit B attached hereto and incorporated herein by this reference contains the current rent schedule of the Leases listing each tenant space rented in the Property by number, square footage leased and other appropriate designations and setting forth the name(s) of each tenant, the rent payable for the use of the respective tenant space, any rent concessions, or prepayment of rent, the status of rent payable with delinquency report, the amount of any security, cleaning and/or other tenant deposits with respect to such tenant space required by the Leases and held by Seller and the lease commencement, move-in and expiration date, (c) all prepayments of rent are assigned hereunder, (d) this Assignment conveys all of the interest  of Assignor and lessor in the Leases to Assignee, (e) to Assignor’s knowledge, this Assignment conveys the total amount of security deposits and unapplied prepaid rents held ‘by Assignor in connection with the Leases, (f) the Leases scheduled and identified on Exhibit B hereto are the only leases or other agreements for use, occupancy or possession presently in force

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with respect to all or any portion of the Property, and (g) the information set forth on Exhibit B hereto regarding the Leases is true, complete and correct in all respects.

2.

Assignor shall not be responsible to the lessees under the Leases for the discharge or performance of any duties or obligations to be performed or discharged by the lessor thereunder accruing after the date hereof. By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Leases on the part of the lessor therein required to be performed arising thereunder and accruing after the date hereof, including but not limited to the obligation to repay, in accordance with the terms of the Leases, to the lessees thereunder any and all security deposits and prepaid rental delivered or credited to Assignee. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all loss, cost or expense (including, without limitation, reasonable attorney’s fees) resulting by reason of Assignee’s failure to perform any of the obligations of lessor accruing under the Leases after the date hereof. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all loss, cost or expense (including, without limitation, reasonable attorney’s fees) resulting by reason of the failure of Assignor to perform any of the obligations of the lessor accruing under the Leases on or prior to the date hereof.

3

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

Assignor shall promptly execute such further assignments and other documents as are reasonably requested by Assignee to complete the assignment, conveyance, and transfer contemplated herein at no additional cost to Assignee.

[SIGNATURE PAGE TO FOLLOW]

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EXECUTED THIS 27th day of June 2012

ASSIGNOR:

Nickel Plate Properties, Inc., a Florida corporation

By:  /s/ Andrew B. Ingersoll

Andrew B. Ingersoll, President

ACCEPTED BY ASSIGNEE:

Rose Estate Holdings, LLC, a Florida

Limited liability company

By:  /s/Manuel S. Rose

Manuel S. Rose, Managing Member

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EXHIBIT “A”

A portion of Lot 20, RUBIN ICOT CENTER, according to the Plat thereof as recorded In Plat Book 88, Pages 79 through 8’5, of the Public Records of Pinellas County, Florida and being more particularly described as follows:

Commence at the Northwest corner of said Lot 20 as a point of reference, thence South 00°23’46” East, along the West boundary of said Lot 20, a distance of 401.08 feet to the Point of Beginning; thence South 89°49’02” East 366.99 feet to the West right-of-way line of Icot Boulevard; thence South 00°16’17” East 128.53 feet along said West right-of-way line of Icot Boulevard; thence leaving said right-of-way line North 89°49’02” West 366.71 feet to the aforementioned West boundary of Lot 20; thence North 00°23’46” West along said West boundary, 128.53 feet to the Point of Beginning.

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EXHIBIT “B” Lease between parties:

Landlord:  Nickel plate Properties, Inc., a Florida Corporation

Tenant:  Tv Goods, Inc, a Florida Corporation

Rent breakdown:

$94,500 - Base rent equal to $9.00 per sq. ft.

$14,377 - Real Estate taxes

$10,900 - Property insurance held by Nickel Plate

$  3,000 -Lawn maintenance – Need Company Name and Number

$     976 - Icot Association Fees

$123,753 - Total annual rent

/           12

$10,312.75- Monthly rent

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